EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated January 11, 2008, with respect to the consolidated financial statements of PLATO Learning, Inc. appearing in the 2007 Annual Report of PLATO Learning, Inc. on Form 10-K for the year ended October 31, 2007, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
December 12, 2008